Exhibit 23.3


                     CONSENT OF INDEPENDENT ACCOUNTANTS


         We consent to the incorporation, in this Registration Statement (Form SB-2) being filed by Eye Care International, Inc. of our report dated April 15, 2003, which opinion appears in the Annual Report on Form 10-KSB for the year ended December 31, 2002.


/s/ David Dreslin

Dreslin Financial Services

Certified Public Accountants

Tampa, Florida